Exhibit 99.1

(1)          The amount reported includes the shares of common stock, par value $0.01 (the “Common Stock”), of Noranda Aluminum Holding Corporation (the “Issuer”) held of record by Noranda Holdings, L.P. (“Holdings LP”), but does not includes shares of Common Stock held of record by Apollo Investment Fund VI, L.P.  Noranda Holdings LLC (“Holdings LLC”) is the general partner of Holdings LP and serves as the fiduciary for Apollo Overseas Partners (Germany) VI, L.P. (“Germany VI”) with respect to Germany VI’s investment in the Issuer.  The members of Holdings LLC are Apollo Overseas Partners VI, L.P. (“Overseas VI”), Apollo Overseas Partners (Delaware) VI, L.P. (“Overseas Delaware”), Apollo Overseas Partners (Delaware 892) VI, L.P. (“Overseas 892”) and AAA Guarantor - Co-Invest VI, L.P. (“AAA Co-Invest VI,” and together with Overseas VI, Overseas Delaware and Overseas 892, the “Holdings LLC Members”).  Apollo Management VI, L.P. (“Management VI”)  serves as the manager of Holdings LLC and of each of Germany VI, Overseas VI, Overseas Delaware and Overseas 892.  AIF VI Management, LLC (“AIF VI Management”) is the general partner of Management VI.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.

Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner or managing general partner of each of Germany VI, Overseas VI, Overseas Delaware and Overseas 892.  Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI, and Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ACM VI.  Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.

AAA MIP Limited (“AAA MIP”) is the general partner of AAA Co-Invest VI.  Apollo Alternative Assets, L.P. (“Alternative Assets”) provides management services to AAA Co-Invest VI and AAA MIP.  Apollo International Management, L.P. (“Intl Management”) is the managing general partner of Alternative Assets, and Apollo International Management GP, LLC (“International GP”) is the general partner of Intl Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP and of International GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP and the managers, as well as principal executive officers, of Management Holdings GP.  Each of Holdings LLC, Germany VI, the Holdings LLC Members, Management VI, AIF VI Management, Apollo Management, Management GP, Advisors VI, ACM VI, Principal I, Principal I GP, AAA MIP, Alternative Assets, Intl Management, International GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s Common Stock owned of record by Holdings LP, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address for Holdings LP, Holdings LLC, Overseas Delaware, Overseas 892, Advisors VI, ACM VI, Principal I, Principal I GP and Alternative Assets is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for each of Germany VI and Overseas VI is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  The address for each of AAA Co-Invest VI and AAA MIP is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The address for Management VI, AIF VI Management, Apollo Management, Management GP, Intl Management, International GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.